Proforma Financial Information
                Northeast (USA) Corp. and Buy It Cheap.com, Inc.
              At and for the three months ended September 30, 1999


                                                                         Page
Proforma Consolidated Balance Sheet.......................................1
Proforma Consolidated Statement of Operations.............................2
Proforma Consolidated Statement of Cash Flows.............................3
Notes to Financial Statements...........................................4-6

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

                                                     NORTHEAST (USA) CORP.
                                              Proforma Consolidated Balance Sheets
                                                    As of September 30, 1999

                                                          Northeast               Buy It
                                                         (USA) Corp.         Cheap.com, Inc.          Adjustments          Proforma
                            Assets
Current assets:
         Cash                                               $708               $23,566                     -               $24,274
         Notes receivable                                      -                21,751              $(21,751)                    -
         Other                                                 -                   125                                         125
                                                          -------             --------              ---------              ---------
                  Total current assets                       708                45,442               (21,751)               24,399
                                                          -------             --------              ---------              ---------
Investment in and net advances to joint venture          620,535                     -                     -               620,535
Reserve against investment in and net advances to       (620,535)                    -                     -              (620,535)
       joint venture
Investment in website                                          -                19,400                     -                19,400
Goodwill                                                       -                     -               136,429               136,429
                                                         --------              -------              ---------              ---------
         Total assets                                       $708               $64,842              $114,678              $180,228
                                                         ========              =======              =========              ========
                  Liabilities and Equity

Current liabilities:
         Accounts payable                               $175,713               $ 9,697                     -              $185,409
         Due to officers and directors                     4,962                     -                     -                 4,962
         Notes payable                                    21,751                     -              $(21,751)                    -
         Loan payable                                      3,559                     -                     -                 3,559
                                                       ---------               -------              ---------             ---------
                  Total current liabilities              205,985                 9,697               (21,751)              193,930
                                                       ---------               -------              ---------             ---------
Stockholders' equity:
         Preferred stock-Series C, $.001 par                  10                     -                     -                    10
         Common stock-$.001 par                            7,158               $62,125               (61,174)                8,109
         Paid in capital                               2,566,856                     -               190,624             2,757,480
         Treasury stock                                 (751,100)                    -                     -              (751,100)
         Deficit                                      (2,028,201)               (6,980)                6,980            (2,028,201)
                                                      ----------               --------             --------            -----------
                  Total stockholders' equity             205,277                55,145               136,430               (13,702)
                                                      ----------               --------             --------             -----------
                       Total Liabilities and Equity  $       708               $64,842              $114,678            $  180,228
                                                      ==========               =======              ========             ==========
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

                                             NORTHEAST (USA) CORP.
                                              Statements of Loss
                                 For the Three Months Ended September 30,1999



                                  Northeast (USA)            Buy It                                    Proforma
                                      Corp.              Cheap.com,Inc.         Adjustments          Consolidated

Sales Revenues                     $     -               $     -               $     -               $    -
                                   -------------          ------------          -----------           ------------

General and administrative
   expenses                            20,471                6,980               (6,980)                20,471
                                   -------------          ------------          -----------            -----------
         Net loss                    $(20,471)             $(6,980)            $  6,980               $(20,471)
                                   =============          ============          ===========            ===========
Net loss per share                                                                                        -
                                                                                                      $===========
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


                                                     NORTHEAST (USA) CORP.
                                        Proforma Consolidated Statements of Cash Flows

                                                                     -------------For the three months ended September 30,---------
                                                      Northeast              Buy It
                                                     (USA) Corp.         Cheap.com, Inc.                     Proforma
                                                        1999                  1999           Adjustments        1999           1998

Cash flows from operating activities:
     Net loss                                          $(20,471)            $(6,980)         $  6,980        $(20,471)        $(321)
     Adjustments to reconcile net loss to net cash
         used by operating activities:
       Changes in assets and liabilities
         Subscription receivable                                               (125)                             (125)
         Notes payable                                   21,751                 -             (21,751)            -              -
         Accounts payable                                (1,652)              9,697               -             8,045            -
                                                        --------             ------            -------        --------         -----
         Net cash used by operating activities             (372)              2,592           (14,771)        (12,551)         (321)
                                                        --------             ------            -------        --------         -----
Cash flows from investing activities:
     Issuance of notes receivable                             -             (21,751)           21,751              -             -
     Investment in website                                    -             (19,400)              -           (19,400)           -
                                                        --------            --------          --------        --------         -----
                                                              -             (41,151)           21,751         (19,400)           -
Cash flows from financing activities:
     Sale of common stock                                     -              62,125            (6,980)         55,145            -
                                                        --------             -------          --------        -------          -----
Net increase (decrease) in cash                            (372)             23,566                 -          23,194          (321)
Cash at beginning of period                               1,080                -                    -           1,080         1,102
                                                         -------            -------           --------        -------         ------
Cash at end of period                                  $    708             $23,566          $      -        $ 24,274         $ 781
                                                         =======            =======           ========        ========         =====

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                                             Northeast (USA) Corp.
                                         Notes to Financial Statements


Financial Statements

The proforma consolidated balance sheets, proforma consolidated statements of loss, and proforma consolidated statements of cash flows for all periods reported herein have been prepared by Northeast (USA) Corp. (the "Company") without audit. In the opinion of the Company, all adjustments necessary to present fairly these financial statements have been made. The proforma format of the financial statements give effect to the merger between the Company and Buy It Cheap.com, Inc. as though it was consummated at September 30, 1999. Buy It Cheap.com, Inc. was incorporated in July of 1999. See Note on Subsequent Event.

Nature of Business

The Company is a Delaware corporation. The Company has had limited business operations for the past 27 months. Its current business plans include the seeking of business opportunities thorough acquisitions, mergers, joint ventures and/or the formation of operating subsidiaries. All prior operations have been classified as discontinued.

Summary of Significant Accounting Policies

Basis of Presentation
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and has no current source of revenues or funds and has a working capital deficit as of September 30, 1999. In addition, the Company, as a result of its acquisition of Buy It Cheap.com, Inc. (see Note on Subsequent Event) will require additional funds to finance the combined operations. The Company's continued existence is dependent upon its ability to secure adequate financing. The Company plans to raise capital for the combined entity in the future; however, there are no assurances that such plan will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Joint Venture
The Company in 1992 formed a joint venture agreement with the Northeast General Pharmaceutical Factory ("NEGPF"), a government owned pharmaceutical concern in Shenyang, China, whereby both companies established a joint venture company in China. Each of the Company and NEGPF were to have contributed certain assets to the joint venture. The Company was to have contributed $2.1 million in cash and $1.15 million in technology for a total capital contribution of $3.25 million. NEGPF was to have contributed $750,000 in cash and a land-use right valued at $1.75 million for a total contribution of $2.5 million. Based upon the amount of contribution, the Company owned 56.52% of the joint venture and NEGPF owned

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43.48% . To  date,  the  Company  has  contributed  $1  million  of cash and has contributed the technology. NEGPF has contributed $750,000 of cash but has not contributed the land-use right. The joint venture had only limited start-up operations and operations effectively ceased in 1997 due to lack of funding. The Company has communicated with NEGPF that it no longer has nay interest in the joint venture. As such the Company has reserved $620,535 against the investment in and net advances from the joint venture.

Net Loss Per common Share
The weighted average number of common shares outstanding used in computing net loss per common share was 7,008,187 in the 1998 period and 7,878,187 in the 1999 period. The weighted average number of common shares used in computing the net loss per common share does not include any shares issuable upon the assumed conversion of the preferred stock (see Note of Preferred Stock), since the effect would have been to decrease net loss per common share for the period.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal and state income taxes. The Company has a net operating loss carryforward of $373,614 which expires in years through 2018.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Preferred Stock

In May 1994, the company sold 275,000 shares of its newly designated Series C convertible preferred stock, $.001 par value, for an aggregate amount of $825,000 to a group of private investors. Except for $10,000 (representing 30,000 shares) of the preferred stock, all had been converted according to their terms prior to July 1, 1998. The Company has the right to redeem the shares at $4.50 per share. The shares carry a stated dividend rate of 8% per annum. Dividends are cumulative and are payable quarterly. No cash dividends have ever been paid. Some former preferred shareholders (prior to or simultaneous with their conversion) have accepted shares of the Company's stock in lieu of cash dividends. Those that did not accept shares of stock for dividends and those that did not covert their preferred shares are owed a total of $105,000 of dividend arrcarages at September 30, 1999.


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Subsequent Event

On August 5, 1999, the Company's Board of Directors duly adopted a resolution approving the acquisition of Buy It Cheap.com, Inc. ("BUY"). Approval of the merger by the Company's shareholders was not required. The directors and shareholders of BUY approved the merger on September 16, 1999. BUY is a start-up company formed by two directors of the Company that will operate a discount Internet retailing business. Based upon the final pre-merger asset value of BUY, BUY stockholders received 1,400,000 shares of the Company's common stock in accordance with the terms of the Agreement and Plan of Merger dated October 27, 1999, by and between the Company and BUY. The merger was consummated on October 27, 1999 and became effective on November 3, 1999.